UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

Majesco Entertainment Company
(Exact name of Registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)

333-70663 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey         08837
(Address of Principal Executive Offices)              (Zip Code)

(732) 225-8910
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On October 18, 2005, we entered into an amendment (the "Amendment") to our existing Factoring Agreement, dated as of April 24, 1989, with Rosenthal, as amended or supplemented (the "Factoring Agreement").

Pursuant to the terms of the Amendment, Rosenthal will advance us up to 80% of all invoices for goods and services approved by Rosenthal. We will be charged interest at a rate of 6.38% over the prime rate (currently equaling 12.75%) per annum upon the average daily debit cash balance of our account with Rosenthal, which interest rate shall never fall below 10%.

All of the other material terms of the Factoring Agreement remained unchanged.

In connection with the Amendment, Jesse Sutton and Morris Sutton, our President and Chairman Emeritus, respectively, entered into Guarantees of Validity with Rosenthal pursuant to which each of the Suttons guarantee, among other things, the validity and accuracy of the documentation submitted in connection with the Factoring Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Date: October 24, 2005	By:	/s/ Jesse Sutton Jesse Sutton President